Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2007, relating to the financial statements and financial statement schedules of Dean Foods Company, and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dean Foods Company for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Dallas, Texas
August 27, 2007